EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-115353 of The Beacon Financial Futures Fund, L.P. of our reports dated May 25, 2004 on The Beacon Financial Futures Fund, L.P. and on Beacon Management Corporation, each appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “EXPERTS” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Princeton, New Jersey

October 8, 2004